UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 1, 2022
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Buiding B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Establishment Labs Holdings Inc. (the “Company”) has appointed Paul D. Rodio to the position of Chief Operating Officer of the Company. Mr. Rodio will commence employment with the Company on December 1, 2022 (the “Start Date”).

Before joining the Company, Mr. Rodio, age 56, held executive positions at Cardinal Health, Inc., including Senior Vice President, Global Planning, Procurement and Operations from February 2020 to May 2022 and Vice President, Global Planning, Reprocessing, Global Service and Repair from July 2017 to January 2020. Mr. Rodio previously held various positions managing supply chain operations for several companies, including Medtronic, Covidien and Gates Fluid Power. He was also formerly a consultant with Arthur Andersen LLP. Mr. Rodio holds a Bachelor of Science in Industrial Management from the University of Akron.

In connection with Mr. Rodio’s employment as Chief Operating Officer, the Company entered into an Employment Agreement with Mr. Rodio that provides for (i) a base salary of $375,000 annually, (ii) annual bonus eligibility with a target bonus amount of 50% of base salary, (iii) an annual equity award to be granted beginning in 2024 pursuant to the Company’s long-term incentive equity grant program as in effect from time to time having a grant date fair value equal to approximately 150% of Mr. Rodio’s base salary, and (iv) a new hire grant of stock options to purchase 50,000 common shares of the Company. The stock options will be granted on the Start Date with an exercise price equal to the closing price of the Company’s common shares on The Nasdaq Stock Market on such date, and one-quarter of the common shares subject to the stock option will vest on each of the first four anniversaries of the Start Date. Additional terms of the Employment Agreement, including severance payments and other benefits that may be payable to Mr. Rodio thereunder, are consistent with the terms of employment agreements entered into with other executive officers of the Company as described in the section titled “Executive Compensation―Employment Agreements with Establishment Labs Holdings Inc.” included in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2022, which information is incorporated herein by reference. The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement that is attached hereto as Exhibit 10.1.

In addition, Mr. Rodio will enter into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2021.

There are no arrangements or understandings between Mr. Rodio and any other persons pursuant to which he was appointed as an officer of the Company. Mr. Rodio has no family relationships with any of the Company’s directors or executive officers, and Mr. Rodio does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Registrant and Paul D. Rodio, dated December 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	December 2, 2022	By:	/s/ Rajbir S. Denhoy
		Name:	Rajbir S. Denhoy
		Title:	Chief Financial Officer